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                                                                     EXHIBIT 5.1



                                 October 4, 1999


CVB Financial Corp.
701 North Haven Avenue
Ontario, California 91764


        Re: CVB Financial Corp. 1999 Orange National Bancorp 1997 Continuation Stock Option Plan and CVB Financial Corp. 1999 Orange National Bancorp 1993 Continuation Stock Option Plan (collectively, the "Plans")


Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") being filed by CVB Financial Corp. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 340,500 shares of the Company's Common Stock, no par value (the "Shares"), that may be issued in the aggregate under the Plans.

        In rendering this opinion, we have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinions set forth herein. For the purpose of rendering the opinions set forth herein, we have been furnished with and examined only the following documents:

               1.   The Articles of Incorporation of the Company, as amended.

               2.   The Bylaws of the Company, as amended.

               3.   This Registration Statement.

               4. Records of proceedings of the Board of Directors of CVB and Orange National Bancorp ("ONB") pertaining to the Plans.

               5. Records of proceedings of the shareholders of ONB pertaining to the Plans.

               6. The Agreement and Plan of Reorganization, dated May 18, 1999, by and between the Company and ONB.

        With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.






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        Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, and assuming, without further inquiry other than such certificates of officers, that (i) all options granted under the Plans have been duly and validly granted by ONB pursuant to the terms of the Plans, (ii) the consideration for the shares of Common Stock issued pursuant to the exercise of such options will be received prior to the issuance thereof, (iii) the Common Stock issued pursuant to the exercise of options will be issued in accordance with the terms of the Plan and the various agreements and (iv) the grant of such options and the issuance of Shares upon the exercise thereof will comply with the securities laws of each state or jurisdiction applicable thereto (other than the Securities Act of 1933, as amended, as to which this opinion is addressed), upon which assumptions the opinions contained herein are expressly conditioned, we are of the opinion that:

        If, as and when the Shares have been issued and sold pursuant to exercise of options granted under the terms of the Plans, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

        This opinion is issued to you solely for use in connection with the Registration Statement on Form S-8 and is not to be quoted or otherwise referred to in any financial statements of the Company or related document, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this Firm.

        This opinion is limited to the current laws of the State of California and the United States of America, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the United States of America be changed by legislative action, judicial decision or otherwise.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 which is being filed on behalf of the Company in connection with the registration of the aforementioned Shares under the Securities Act of 1933, as amended.



                                        Very truly yours,



                                        /s/ Manatt, Phelps & Phillips, LLP









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